(j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, each dated February 29, 2024, and each included in this Post-Effective Amendment No. 227 on the Registration Statement (Form N-1A, File No. 033-56094) of Voya Mutual Funds (the "Registration Statement").

We also consent to the incorporation by reference of our reports dated December 22, 2023, with respect to Voya Global Diversified Payment Fund, Voya Global Bond Fund, Voya Global High Dividend Low Volatility Fund, Voya Global Perspectives® Fund, Voya Multi-Manager International Small Cap Fund, Voya International High Dividend Low Volatility Fund, Voya Multi-Manager Emerging Markets Equity Fund, Voya Multi-Manager International Equity Fund, Voya Multi-Manager International Factors Fund (the "Funds") (nine of the funds constituting Voya Mutual Funds) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended October 31, 2023, into this Registration Statement filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 27, 2024